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                                                                    Exhibit 10.2

                                 PROMISSORY NOTE

$1,829,531                                                         July 31, 1997

            For value received, Robert Covalt ("Executive") promises to pay to the order of Sovereign Specialty Chemicals, L.P., a Delaware limited partnership (the "Partnership"), at its offices in 225 W. Washington, Suite 2200, Chicago, IL 60606, or such other place as designated in writing by the holder hereof, the aggregate principal sum of one million eight hundred twenty-nine thousand five hundred thirty-one dollars ($1,829,531). This Note was issued in connection with and is subject to the terms of the Executive Securities Agreement, dated as of the date hereof, between Sovereign Speciality Chemicals, L.P., a Delaware limited partnership (the "Partnership"), Sovereign Chemicals Corporation, a Delaware corporation (the "General Partner") and Executive (the "Executive Agreement"). Unless otherwise provided herein, capitalized terms shall have the same meanings as set forth in the Executive Agreement.

            Interest shall accrue on the outstanding principal amount of this Note at a rate equal to the lesser of (i) the prime rate as announce from time to time by The First National Bank of Chicago or (ii) the highest rate permitted by applicable law, and shall be payable at such time as the principal of this Note becomes due and payable. Interest shall compound annually on each anniversary of the date of issuance of this Note.

            The then outstanding principal amount of this Note and all accrued interest thereon is due and payable on the date the Employment Period terminates. Executive may, at any time and from time to time without prepayment penalty, prepay all or any portion of the outstanding principal amount of this Note. Executive shall prepay a portion of this Note equal to (i) as and when received, the amount of any distributions from time to time paid or distributed with respect to Securities (except, so long as Executive is not in default of this Note, distributions paid or distributed pursuant to paragraph 4.1(b) of the Partnership Agreement), for which purpose Executive hereby authorizes and directs the Partnership and the General Partner (on his own behalf and on behalf of his Permitted Transferees) to directly apply such dividends and distributions to the prepayment of this Note, (ii) as and when received, an amount equal to the proceeds from any Transfer of Securities and (iii) as and when received, an amount equal to 50% of all annual bonuses (before taxes) paid to Executive pursuant to the Employment Agreement, for which purpose Executive hereby authorizes and directs the Partnership and the General Partner to directly apply such amounts to the prepayment of this Note. Payments received by the holder hereof shall be applied towards the amount due under this Note (i) first, to the payment of all accrued and unpaid interest on this Note at the time of such payment and (ii) second, to the payment of principal of this Note.

            As security for Executive's payment in full of this Note and all interest thereon and other amounts payable in accordance with this Note, Executive hereby assigns, transfers and delivers to the Partnership and grants the Partnership a continuing security interest in Executive's right, title and interest in and to the Securities and all cash, securities, distributions, payments, rights and other
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property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the Securities (collectively, the "Collateral"), to have and to hold, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Partnership, its successors and assigns, forever, subject to the terms and conditions of this Note. Notwithstanding the foregoing, the Partnership shall not have a security interest in, and the term "Collateral" shall not include, any distributions paid or distributed pursuant to Section 4.1(b) of the Partnership Agreement.

            Notwithstanding anything to the contrary contained herein, during the term of this Note until such time as there exists a default in the payment of principal or interest on this Note or any other default under this Note, Executive shall be entitled to all voting rights with respect to the Securities and shall be entitled to receive all distributions paid in respect of the Securities, subject to the right of the Partnership to apply such distributions to the prepayment of principal and accrued interest under this Note. Upon the occurrence of and during the continuance of any such default, Executive shall no longer be able to vote the Securities and Executive hereby authorizes and directs the Partnership and the General Partner to apply all such distributions payable on the Securities as additional security hereunder to the extent not otherwise paid to the Partnership for application to the prepayment of principal and accrued interest under this Note.

            In the event Executive fails to pay any amounts when due, Executive, subject to the following paragraph shall pay to the holder hereof, in addition to such amounts due, all costs of collection, including reasonable attorneys fees. To the extent permitted by law and subject to the following paragraph, in case Executive shall fail to make any payments required hereunder, holder shall have the right, in addition to all other rights and remedies available to it, to receive for application to the unpaid balance payment of this Note, and Executive hereby authorizes and directs the Partnership and the General Partner to apply to the unpaid balance of this Note, any and all obligations of the General Partner and the Partnership to Executive under the Executive Agreement or under the Employment Agreement; provided that any severance payments owed to Executive under the Employment Agreement which are subject to payment to the Partnership for application to the unpaid balance of this Note shall be so paid to the Partnership in equal amounts from each installment payment during the Noncompete Period (as defined in the Employment Agreement); such rights shall exist whether or not the holder hereof shall have made any demand under this Note and whether or not this Note has matured.

            Notwithstanding anything to the contrary herein, holder hereby agrees that Executive shall not have personal liability with respect to any amounts owed under this Note, except as set forth in this paragraph and except for Executive's obligation to pay to the Partnership certain amounts for application to the unpaid balance of this Note as set forth in this Note. The holder's claim against Executive (other than Executive's obligation to pay, and the Partnership's right to be paid, certain amounts for application to the unpaid balance of this Note as set forth in this Note) shall not at any time exceed the Aggregate Recourse Amount determined as of such time. "Aggregate Recourse Amount" means as of any time an amount equal to (A) 50% of the aggregate original principal amount of this Note, minus (B) the aggregate amount of all principal and interest payments made under this Note from the date of issuance of this Note through such time, including payments incident to Executive's declaring bankruptcy.
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            Executive, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the holder hereof may accept security for this Note or release security for this Note, all without in any way affecting the liability of Executive hereunder.

            This note shall be governed by the internal laws, not the laws of conflicts, of the State of Illinois.

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            IN WITNESS WHEREOF, Executive has executed this Note as of the date first above written.


                                    /s/ Robert Covalt
                                    -----------------------------------
                                    Robert Covalt